Exhibit 99.1

Alliance Laundry Systems LLC Shepard Street, P.O. Box 990 Ripon, WI 54971-0990 Tel 920.748.3121 Fax 920.748.4429

News Release

Contact:
Patti Andresen-Shew ph: 920-748-1626 fax: 920-748-1629

Alliance Laundry Secures New Facility

Ripon, Wis. – Nov. 11, 2005 - Alliance Laundry Holdings LLC, parent company of Alliance Laundry Systems LLC, today announced that the company signed a lease agreement for manufacturing space located at 700 Stanton Street in Ripon, Wisconsin. The building is located in the Ripon Industrial Park.

Alliance Laundry Systems LLC signed a multi-year lease agreement for 134,921 square feet in the multi-tenant industrial building. The lease will begin on January 1, 2006. The value of the lease could not be disclosed.

The additional manufacturing space will be used to support the previously announced transition of Alliance’s Marianna, Florida facility to its existing Ripon manufacturing operation.

The lease agreement was brokered by Paul McBride of RFP Commercial, a full-service commercial real estate firm based in Milwaukee, Wisconsin.

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About RFP Commercial, Inc.

RFP Commercial, Inc. is an independent, strategically-focused commercial real estate firm started in September 2002 by Scott Revolinski, Bob Flood and Ned Purtell, three of Milwaukee’s most successful, experienced and respected brokers. RFP Commercial provides its clients with local, regional and national expertise, specializing in investment, office, retail and industrial real estate.

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About Alliance Laundry Holdings LLC

Alliance Laundry Holdings LLC is the parent company of Alliance Laundry Systems LLC (www.comlaundry.com), a leading North American manufacturer of commercial laundry products and provider of services for laundromats, multi-housing laundries, on-premise laundries and drycleaners. Alliance offers a full line of washers and dryers for light commercial use as well as large frontloading washers, heavy duty tumbler dryers, and presses and finishing equipment for heavy commercial use. The Company’s products are sold under the well known brand names Speed Queen®, UniMac®, Huebsch® and Ajax®.

Forward Looking Statements

Statements contained herein that are not statements of historical or current fact constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used herein, forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Alliance Holdings or Alliance Laundry to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties readers are urged to consider statements labeled with the terms “believes,” “belief,” “expects,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in Alliance Holdings’ and Alliance Laundry’s filings with the Securities and Exchange Commission. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.

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